UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

ZoomInfo Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39310	87-3037521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 W Columbia Way, Floor 8, Vancouver, Washington 98660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 914-1220

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐ Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐ Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GTM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.
On May 5, 2026, the Company’s Board of Directors (the "Board") approved a restructuring program (the “2026 Restructuring Program”) in order to reduce operating costs and drive stronger operating leverage. The 2026 Restructuring Program is anticipated to entail a global reduction in force of approximately 600 employees, impacting approximately 20% of the Company’s ending first quarter headcount. Of the impacted roles, approximately one-fourth will be reallocated to or offset by hiring in different locations. The 2026 Restructuring Program is expected to be substantially complete by the end of 2026, and most charges are expected to be incurred in the second and third quarters of 2026.
The 2026 Restructuring Program is expected to result in estimated aggregate pre-tax charges in the range of $45 million to $60 million, the majority of which are expected to result in cash expenditures. These expenditures primarily consist of one-time termination benefits to affected employees, including but not limited to severance payments and benefits.
Once fully implemented, the Company expects the 2026 Restructuring Program to reduce annual run-rate operating expenses by approximately $60 million.
The estimates of the charges and expenditures that the Company expects to incur in connection with the 2026 Restructuring Program, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates.
Item 7.01    Regulation FD Disclosure.
On May 11, 2026, the Company’s Chief Executive Officer, Henry Schuck, sent an email to employees about the 2026 Restructuring Program, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”) and incorporated herein by reference.
Forward-Looking Statements
This Current Report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts made herein are forward-looking. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “may”, “might”, “objective”, “outlook”, “plan”, “potential”, “predict”, “projection”, “seek”, “should”, “target”, “trend”, “will”, “would” or the negative version of these words or other comparable words. Any statements in this Current Report regarding the 2026 Restructuring Program, including, but not limited to, the anticipated costs, restructuring charges, financial benefits, and execution timeline in connection therewith, are forward looking statements.

We have based our forward-looking statements on beliefs and assumptions based on information available to us at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Certain risks and uncertainties that could cause our actual results and operations to differ significantly from management’s expectations are described in Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in any of our Quarterly Reports on Form 10-Q filed hereinafter. Each forward-looking statement herein speaks only as of the date of this Current Report, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
99.1	Email to employees
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZoomInfo Technologies Inc.
Date: May 11, 2026
By:     /s/ M. Graham O'Brien
Name:  M. Graham O'Brien
Title:    Chief Financial Officer